Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following the Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-227593) pertaining to the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated,
(2)	Registration Statement (Form S-8 No. 333-228386) pertaining to the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated,
(3)	Registration Statement (Form S-3 No. 333-234620) of Urovant Sciences Ltd., and
(4)

Registration Statement (Form S-8 No. 333-234621) pertaining to the Urovant Sciences Ltd. 2017 Equity Incentive Plan, as amended and restated and the Urovant Sciences Ltd. 2019 Employee Stock Purchase Plan;

of our report dated June 19, 2020, with respect to the consolidated financial statements of Urovant Sciences Ltd. included in this Annual Report (Form 10-K) of Urovant Sciences Ltd. for the year ended March 31, 2020.

/s/ Ernst & Young LLP

Irvine, California

June 19, 2020